                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement and related Prospectus pertaining to the Sizzler International, Inc. 1997 Non-Employee Directors' Stock Incentive Plan of our report, dated July 23, 1997, with respect to the consolidated financial statements and schedules of Sizzler International, Inc. included in Sizzler International, Inc.'s Form 10-K for its fiscal year ended April 30, 1997 filed with the Securities and Exchange Commission.



                                                   ARTHUR ANDERSEN LLP

Los Angeles, California
March 2, 1998





                                  EXHIBIT 23.1